EXHIBIT 10.2

SETTLEMENT AGREEMENT

AND

GENERAL MUTUAL RELEASE

This SETTLEMENT AGREEMENT AND GENERAL MUTUAL RELEASE (the “Agreement”) is made and entered into as of October 21, 2021, by and among Guskin Gold Corp., a Nevada corporation (the “Company” or “GKIN”), U Green Enterprises, a Ghana corporation (“UGE”), and Edward Somuah, an individual (“Somuah”). GKIN, UGE and Somuah are sometimes referred to herein as “Party” or “Parties.”

RECITALS

WHEREAS, on April 30, 2020, UGE entered into a Stock Purchase Agreement with the former majority shareholder of GKIN, then known as Inspired Builders, Inc., whereby UGE purchased and received 956,440 restricted shares of GKIN common stock (the “UGE Shares”). Somuah is the sole-officer and director of UGE;

WHEREAS, on or about January 12, 2021, GKIN and Somuah entered into that certain Consulting Agreement (the “Consulting Agreement”) whereby, GKIN retained the services of Somuah as a Consultant to act as a member of GKIN’s Board of Director and as GKIN’ Chief Financial Officer, and Secretary, such services included, but where not limited to, business development and creation of long-term value for the Company’s organization from customers, markets and relationships; advising and consulting on potential growth opportunities for presentation to management and or to fellow Board of Directors as well as the subsequent support and monitoring of project-by-project implementation; consult and lend experience on potential properties/projects, marketing, financial and or management services, investment banking, mergers and acquisitions, legal, strategic human resources, and or management consulting and other matters from time to time as required for the execution of the Company’s exploration and mining business (collectively, the foregoing shall be referred to hereinafter as the “Services”);

WHEREAS, pursuant to the terms and conditions of the Consulting Agreement, as consideration for the Services to be rendered by Somuah to GKIN, GKIN would cause to be delivered to Somuah 13,000,000 restricted shares of the Company’s common stock (“Somuah Shares”);

WHEREAS, subsequent to the execution of the Consulting Agreement, Somuah has not been able to perform the scope of the Services as requested or required by the Company and as set forth in the Consulting Agreement, accordingly upon execution of this Agreement, Somuah shall tender his resignation from all positions with the Company;

WHEREAS, as per the terms and conditions of this Agreement, Somuah shall, or shall cause to happen, the following: (i) resign as a member of the Company’s Board of Directors and as the Company’s Chief Financial Officer, and Secretary; (ii) have cancelled and returned to the Company’s treasury 956,440 of GKIN owned by UGE; (iii) cause to be duly and validly assigned to GKIN’s current Chief Executive Officer 11,000,000 shares of GKIN common stock representing the Somuah Shares;

WHEREAS, Somuah’s resignation is not the result of any disagreements between Somuah and the Company relating to the Corporation’s operations, policies or practices; and,

WHEREAS, as a result of negotiations between GKIN and Somuah, the Parties have proposed a resolution that they deem to be fair and equitable, and by this Agreement, GKIN and Somuah wish to compromise, resolve, waive and release any and all claims, known or unknown, by and between them as fully set forth herein which exist or may exist today that relate to the performances of the Services and the disposition of the UGE and Somuah Shares.

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AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is acknowledged, the Parties covenant and agree as follows:

1. Recitals. The foregoing recitals are true and correct and incorporated by reference herein.

2. Mutual Releases.

(a) Release by GKIN. Except as to such rights or claims as may be created by this Agreement or any agreement executed by the Parties pursuant to this Agreement, and subject to and conditioned upon the performance and completion of the undertakings by Somuah as set forth in Sections 2(b), 4, 5 and 6 of this Agreement, GKIN hereby discharges, acquits, and forever releases Somuah and his assigns, agents, representatives, from any and all claims, demands, causes of action, liabilities, obligations and responsibilities of whatever kind or nature, whether at law, statutory, tort, contract, equity, or otherwise, whether known or unknown, whether fixed or contingent, and whether now or at any time hereafter discovered or asserted, in existence or arising at any time or times on, after or prior to the date of this Agreement and based upon, relating to or arising out of the matters set forth in the Recitals or at issue between the Parties.

(b) Release by UGE and Somuah. Subject to and conditioned upon the release by GKIN set forth in Section 2(a) above, UGE and Somuah hereby discharge and release GKIN and its current officers, directors, employees, members, attorneys, assigns, agents, representatives, predecessors and successors in interest, from any and all claims, demands, causes of action, liabilities, obligations and responsibilities of whatever kind or nature, whether at law, statutory, tort, contract, equity, or otherwise, whether known or unknown, whether fixed or contingent, and whether now or at any time hereafter discovered or asserted, in existence or arising at any time or times on, after or prior to the date of this Agreement and based upon, relating to or arising out of the matters set forth in the Recitals or at issue between the Parties.

IT IS UNDERSTOOD AND AGREED THAT, EXCEPT AS OTHERWISE PROVIDED HEREIN, THIS IS A FULL AND FINAL RELEASE AND DISCHARGE OF ALL CLAIMS, DEMANDS, CAUSES OF ACTION, PAST, PRESENT, OR FUTURE, WHICH EXIST BETWEEN THE PARTIES RELATING TO OR ARISING OUT OF THE MATTERS SET FORTH IN THE RECITALS AND THAT THIS AGREEMENT AND RELEASE IS BEING SIGNED VOLUNTARILY AND UNDER NO DURESS.

3. Release of Unknown Claims.

(a) The Parties acknowledge and agree that this release applies to all claims for any injuries, damages, losses or claims, whether known or unknown, foreseen or unforeseen, patent or latent, that the Parties hereto now have or may acquire, and each Party hereto hereby waives application of California Civil Code Section 1542, and any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code Section 1542.

(b) The Parties further understand and acknowledge that if any Party hereto, or such Party’s respective officers, directors, employees, shareholders, attorneys, assigns, agents, representatives, predecessors, and successors in interest, eventually discover additional damages or claims arising out of the facts and claims released herein, that Party will not be able to make any claim for any such losses or damages. Furthermore, the Parties acknowledge that they intend these consequences even as to claims for losses or damages that may exist as of the date of this Agreement but which the Parties hereto do not presently know to exist, and which if known, would have materially affected the Party’s decision to execute this Agreement.

(c) The Parties understand and agree the word “claims” to include all actions, claims, and grievances, whether actual or potential, known or unknown, and specifically but not exclusively all claims arising and relating directly or indirectly out of any of the facts, acts, omissions, events, damages and/or injuries arising from or relating in any way to any litigation which is pending between the Parties, that have arisen, or may arise in the future, or from or relating directly or indirectly from any and all events or relationships between the Parties. All such claims (including related fines, penalties, interest, attorneys’ fees and costs, rights of injunctive relief) are forever barred by this Agreement and without regard to whether those claims are based on any alleged breach of a duty arising in a statute, contract, or tort; any alleged unlawful act, including, without limitation, fraud and deceit, negligent misrepresentation, conversion of labor, breach of partnership, intentional interference with business contract, breach of contract; or any other claim or cause of action; and regardless of the forum in which it might be brought.

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4. Settlement Agreements. In order to effectuate the terms of this Agreement, the Parties agree to the following:

(a) Somuah shall cooperate with the Company in every way reasonable and necessary, including the execution of the Cancellation of Shares Letter (which is attached hereto as Exhibit A) to ensure that 956,440 of UGE Shares are cancelled and returned to the Company’s treasury; and,

(b) As consideration for the releases provided hereunder, Somuah shall retain 2,000,000 shares out of the UGE Shares; and,

(c) Somuah shall cooperate with the Company in every way reasonable and necessary, including the execution of the Assignment of Shares Agreement (which is attached hereto as Exhibit B) to ensure that the 11,000,000 representing the Somuah Shares are duly and validly transferred and assigned to Ms. Naana Asante, GKIN’s sole-officer and director; and,

(d) Somuah shall execute the Letter of Resignation, attached hereto as Exhibit C.

5. Disclaimer of Liability. It is understood and agreed that this Agreement is a compromise of disputed claims, and that neither the mutual release specified above, nor the negotiation of this settlement shall be considered as admissions of any liability whatsoever by anyone. It is understood that the Parties deny, any past or present wrongdoing, and no wrongdoing shall be implied from any negotiations or entry into this Agreement.

6. Payment of Costs and Expenses; Attorney’s Fees. Each Party hereto shall be responsible for the payment of its own costs, expenses, and attorneys’ fees in conjunction with the matters referred to herein. However, in the event litigation is commenced to interpret or enforce any of the provisions of this Agreement, to recover damages for the breach of any of the provisions of this Agreement, or to obtain declaratory relief in connection with any of the provisions of this Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees and costs from the other party.

7. Further Assurances. Each of the Parties to this Agreement agrees to perform such further acts and to execute and deliver any and all further documents that may reasonably be necessary or desirable to effectuate the purpose of this Agreement.

8. Entire Agreement. This Agreement constitutes the entire written agreement between the Parties and there are no other agreements modifying its terms. The terms of this Agreement can only be modified by a writing signed by all of the Parties, which expressly states that such modification is intended, and this cannot be amended by a partially or fully executed oral modification.

9. Interpretation of Agreement. This Agreement shall not be construed against any Party on the basis that his, her or its attorney drafted it as each Party and each Party’s respective legal counsel has had an opportunity to review, make comments, changes, and modifications to the Agreement prior to its execution.

10. Signature in Counterpart; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be sufficient for execution of this Agreement.

11. Independent Advice of Counsel. The Parties hereto, and each of them, represent and declare that in executing this Agreement they relied solely upon their own judgment, belief, knowledge and the advice and recommendations of their own independently selected counsel, concerning the nature, extent, and duration of their rights and claims, and that they have not been influenced to any extent whatsoever in executing the Agreement by any representations or statements covering any matters made by any other Party or that Party’s representatives hereto.

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12. Successors. This Agreement shall be binding upon the Parties and their heirs, representatives, administrators, successors and assigns, and shall inure to the benefit of the released Parties and each of them, and to their heirs, representative, successors and assigns.

13. Severability. If any provision of this Agreement is held by a Court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

IN WITNESS THEREOF, each of the undersigned has executed this Settlement Agreement and General Mutual Release.

GUSKIN GOLD CORP.

Dated: 10.21.21	By:	/s/ Naana Asante
Naana Asante
	Its:	CEO

U GREEN ENTERPRISES

Dated: 10.21.21	By:	/s/ Edward Somuah
Edward Somuah
	Its:	CEO

EDWARD SOMUAH

Dated: 10.21.21	By:	/s/ Edward Somuah
Edward Somuah

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Exhibit A

VIA EMAIL ONLY

To:  VStock Transfer, LLC

18 Lafayette Place

Woodmere, New York 11598

SUBJECT:  Cancelation of Shares

DATE:  October ___, 2021

Issuer:  Guskin Gold Corp. (“Company”)

Holder:  U Green Enterprises

Cert. #:  38

# of Shares: 956,440

Dear Sir/Madam:

Per the terms of a Settlement Agreement and Mutual General Release entered into on October 21, 2021, by the Company, I, the undersigned, am requesting you to cancel and return to authorized but unissued status 956,440 shares of the Company’s Common Stock from certificate numbers above.

The original certificate and a duly executed stock power are enclosed herewith for the above referenced certificate.

Please bill the Company for all fees associated with the above requests. Thank you for your prompt attention to this matter.

Very truly yours,

Edward Somuah

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Exhibit B

ASSIGNMENT OF STOCK AGREEMENT

THIS ASSIGNMENT OF STOCK AGREEMENT (this “Agreement”) is made and entered into as of October ___, 2021, by and between Edward Somuah (“Assignor”) and Naana Asante (“Assignee”).

RECITALS

WHEREAS, Assignor is the owner and holder of 13,000,000 shares of common stock, par value $0.001 per share, of Guskin Gold Corp., a Nevada corporation (the “Company”); and,

WHEREAS, pursuant to the terms and conditions of that certain Settlement Agreement and Mutual General Release, Assignor wishes to convey 11,000,000 restricted shares of the common stock (the

“Shares”) of the Company (the “Conveyed Shares”) to Assignee.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.  Recitals. The recitals contained hereinabove are acknowledged by the parties as being true and correct and are incorporated by reference herein.

2.  Assignment. Assignor hereby assigns, sells, conveys, transfers, and sets over unto Assignee, its successors, and assigns, all right, title and interest of Assignor in and to the Conveyed Shares, free and clear of all liens, claims, charges, and encumbrances, other than any encumbrances arising from security interests granted by Assignee to Assignor in connection with the conveyance of the Conveyed Shares, as more fully set forth herein. Assignor hereby represents and warrants to Assignee that (i) Assignor is the sole legal and beneficial owner of the Conveyed Shares, (ii) Assignor owns the Conveyed Shares free and clear of all liens, claims, charges and encumbrances, and (iii) Assignor has the full power and authority to assign, sell, convey, transfer and set over to Assignee all of Assignor’s right, title and interest in and to the Conveyed Shares, and no approval or consent of any person, court or other governmental authority or agency is required in connection with this Agreement.

3.  Consideration. As consideration for the assignment of the Conveyed Shares Assignee has executed and delivered to Settlement Agreement and Mutual General Release, to which this Agreement is attached as Exhibit B.

4.  General Provisions.

(a)  Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and the transactions contemplated herein and supersedes all prior understandings and agreements (oral and written) of the parties with respect to the subject matter hereof.

(b)  Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

(c)  Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed in that State. Venue of any action arising out of this Agreement shall lie exclusively in Clark County, Nevada.

(d)  Further Actions. Assignor agrees to execute such addition documents, stock powers and letters of direction as may be necessary to affect the assignment contemplated hereby.

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IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be duly executed as of the date first above written.

ASSIGNOR:	ASSIGNEE:

Edward Soumah	Naana Asante

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Exhibit C

GUSKIN GOLD CORP.

RESIGNATION OF OFFICE

Dear Members of the Board of Directors:

I, Edward Somuah, hereby tender my resignation from my position as an Officer and Director of Guskin Gold Corp., a Nevada corporation (the “Corporation”) upon the execution of a resolution of the Board of Directors acknowledging the receipt by the Corporation of such resignation.

In connection with said resignation, I hereby irrevocably and unconditionally release, and forever discharge the Corporation and its officers, directors, employees, agents, representatives and affiliates and their respective successors and assigns, and all persons, firms, corporations, and organizations acting on their behalf (collectively referred to as the “Related Entities”) of and from any and all actions, causes of actions, suits, debts, charges, demands, complaints, claims, administrative proceedings, liabilities, obligations, promises, agreements, controversies, damages and expenses (including but not limited to compensatory, punitive or liquidated damages, attorney’s fees and other costs and expenses incurred), of any kind or nature whatsoever, whether presently known or unknown, which I may have or claim to have against any of the Related Entities as of the date hereof.

Furthermore, I hereby confirm that as of the date hereof, neither the undersigned nor any Related Entity of the undersigned has any interest, direct or indirect, in any shares of capital stock or other equity in the Corporation or has any other direct or indirect interest in any tangible or intangible property which the Corporation uses or has used in the business conducted by the Corporation, or has any direct or indirect outstanding indebtedness to or from the Corporation, or related, directly or indirectly, to its assets.

My resignation from all positions with the Corporation is not the result of any disagreements between myself and the management of the Corporation relating to the Corporation’s operations, policies, or practices.

Dated: October __, 2021     ______________________________

       Edward Somuah

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